Exhibit 10.15

Board of Directors’ Deferred Fees Plan

Abington Bank

(1) Preamble; Plan History; Effective Date

This plan, the Board of Directors’ Deferred Fees Plan (the “Plan”), is sponsored by Abington Bank (the “Bank.”) It was initially established on December 20, 2022, at a meeting held by the Bank’s Board of Directors. This date is the Plan’s initial Effective Date.

(2) Definitions

409A:	Section 409A of the Code.

Bank:	Abington Bank, the sponsor of this Plan, headquartered at 6 Harrison Avenue, Abington, MA 02351

Beneficiary:	The person or persons designated by each Participant as their beneficiary under this Plan.

A Beneficiary shall be properly designated only if the designation is:
(1) made on the specific form issued by the Plan Administrator; and (2) countersigned by the Plan Administrator.

Changes in Beneficiary designation will be effective as determined within the discretion of the Plan Administrator.

In the absence of a proper Beneficiary designation (as determined by the Plan Administrator), or if, at the time any Plan benefit payment is due to a Beneficiary, there is no living Beneficiary properly designated by the Participant, the Plan Administrator shall either (1) pay any such benefit payment to the Participant’s estate, or (2) follow the procedures of Section (8)(e), as the Plan Administrator determines.

Cause:	The Participant or former Participant’s:

(1)
conviction, or having pled guilty or nolo contendere to any felony or any other crime that would have constituted a felony under the laws of the state(s) in which the Bank does business
(2)
having been indicted for any felony, or any other crime that would have constituted a felony under the laws of the state(s) in which the Bank does business, in connection with the Participant’s service with the Bank
(3)
having breached any material provision of any noncompetition, nonsolicitation, or confidentiality agreement with the Bank; or having effected a material failure to perform their duties and responsibilities as a Director (for reasons unrelated to any disability)

(4)
having committed any fraud, embezzlement, theft, misappropriation of funds, malicious destruction of Bank property, breach of fiduciary duty, improper disclosure of the Bank’s trade secrets or any other wrongdoing against the Bank, provided that any such commission was material
(5)
having engaged in any willful misconduct resulting in or reasonably likely to result in a material loss to the Bank or substantial damage to its reputation, or
(6)
having willfully breached, in any material respect, any material provision of the Bank’s by-laws or Code of Conduct and, to the extent any such breach is curable, the Participant has failed to cure such breach within ten (10) days after written notice of the alleged breach is provided to the Participant.

Cause can arise:
(1) during a Participant’s active service with the Bank, whether performed as a Director or in any other capacity, or (2) can arise following the end of any such service.

Code:	The Internal Revenue Code of 1986, as amended, as well as all appurtenant regulations and Department of Treasury guidance.

Director:	A member of the Bank’s Board of Directors, as described and defined in the by-laws of the Bank.

Effective Date:	The initial effective date of the Plan, recited in the Preamble.

Retirement:	A Participant’s cessation of service as a Director.

A Participant may incur a Retirement even if they continue in active service to the Bank (in a capacity other than Director) and therefore do not incur a “separation from service” from the Bank, as that term is defined in Reg. §1.409A-1(h).

The Participant’s death while in active service as a Director will be deemed to qualify as a Retirement.

Participant:	A Director in active service as a Director, who is considered potentially eligible for Plan benefits. As context requires, “Participant” shall also include former Participants.

Plan:	This Board of Directors’ Deferred Fees Plan.

Plan Administrator:	The “Plan Administrator” is defined in Section (6).

Reg. §:	Treasury Regulation Section.

Year of Service:

A Year of Service is defined as a continuous 12 month period of active service for the Bank as a Director, beginning each October 31st. Credited service will begin no earlier than October 31, 2021. As of this date, credited Years of Service will be credited cumulatively.

As examples:

•
if a Director was elected on June 1, 2020 and retired in good standing on September 1, 2022, that Director would be credited with no Years of Service, under this Plan.
•
If a Director was elected on June 1, 2020, and incurred a Retirement in good standing on December 31, 2022, that Participant’s credited Plan service would begin only on October 31, 2021, and that Participant would be credited with one Year of Service.
•
If that same Director was elected on June 1, 2020 but incurred a Retirement in good standing on June 1, 2026, that Participant would be credited with four Years of Service (with the first completed Year of Service credited as of October 31, 2022).

The following will be credited, for the purpose of calculating Years of Service:
• periods of approved leave.

(3) Plan Objective

(a)
This Plan has been established to recognize the loyalty of the Directors of the Bank. The Plan will provide a modest monetary benefit to eligible Directors, following their Retirement. The amount of the benefit will be directly correlated to the credited length of service for each Director at the time of their Retirement from the Bank.

(4) Eligibility and Vesting

(a)
All Directors, regardless of their tenure with the Bank, are eligible to be Plan Participants.
(b)
However, Participants will be ineligible for any Plan benefits, if they are terminated from Bank service:
(i)
for Cause, and/or
(ii)
under statute; Bank by-law; or in connection with any federal or state law or regulation.
(c)
Participants in active service as Directors do not have non-forfeitable rights to Plan benefits. That is, Participants are not vested in their Plan benefits while they continue in active service as Directors.
(d)
Once a Participant incurs Retirement:
(i)
So long as the reason for the Retirement is not one enumerated at Section (4)(b), then:
(ii)
the remaining Directors will vote to determine whether the subject Participant shall become vested in their Plan benefits, under the terms of this Plan Section (4)(d). The Directors hold full discretionary authority in determining their votes.

(iii)
A final, positive vesting determination under this Section (4)(d) will be made only with respect to Participants, (or, as applicable, Beneficiaries) who:
(A)
have not been dismissed for Cause, and/or have not at any time been determined to have incurred Cause, either during or following the Participant’s active service; and
(B)
have paid the requisite FICA (Federal Insurance Contributions Act) and FUTA (Federal Unemployment Tax Act) tax, as well as any other taxes imposed on the Participant or Beneficiary arising from the Participant’s estimated accrued Plan benefit, as directed by the Plan Administrator; and
(I)
have provided proof of the payment to the Plan Administrator, in the form requested.
(e)
Determinations as to whether any Participant is vested in his or her Plan benefits will be made by a majority vote of the Directors, excluding the subject Director.

(5) Plan Benefits; Payment Rules; Forfeiture Events

(a)
The amount of benefits under this Plan will be determined for each eligible Participant as follows:
(i)
$3,000 for each full Year of Service (ending annually each October 30).
(ii)
No Plan benefits will be paid with respect to any incomplete Year of Service.
(b)
Plan benefits will be paid only to vested Participants who have incurred a Retirement.
(i)
Until a Participant has incurred a Retirement and undergone a positive vesting determination as described in Section (4)(d), the Participant’s accrued benefits under this Plan are not payable or distributable.
(c)
Plan benefits will be paid to eligible Participants over a five-year period, in equal annual installments.
(i)
In the event of a Retirement due to the cessation of service as a Director:
(A)
payments will begin no later than sixty (60) calendar days after the effective date of the Participant’s Retirement. Payments will continue to be made annually during the payment period, within sixty (60) days of the anniversary date of the Participant’s Retirement.
(ii)
In the event of a Participant’s death while in active service as a Director, once the Participant’s benefit becomes vested, the Beneficiary will receive the eligible Participant’s Plan benefit ratably over a five-year period, in annual installments, beginning as soon as is feasible, but no later than 2 ½ months following the close of the year during which the death occurred.
(A)
Subsequent payments will be made annually, within thirty (30) days of this initial payment date.
(d)
If the Participant’s benefit has not satisfied the vesting requirements of Section (4)(d)(iii) by the payment deadlines set out in Section (5)(c), then the Plan benefit will be forfeited.

(e)
Generally, the payment schedule of this Section (5)(c) cannot be accelerated or amended, except as permitted under 409A, some of the provisions of which are addressed in Sections (8)(c)(i) or (7)(b).

(6) Plan Administrator

(a)
The Plan Administrator will be the Treasurer of the Bank or any Bank Officer or employee of the Bank as determined by a majority vote of the Board of Directors. The Plan Administrator, as chosen by the Board, shall not be a member of the Board of Directors, nor eligible for benefits under this Plan in any way.
(b)
The Plan Administrator has full discretionary authority to interpret the Plan and make all determinations regarding its administration, including (without limitation) Plan eligibility, benefit amounts, and factual determinations. The Plan Administrator may consult with the Bank’s legal counsel and the Board of Directors. The Plan Administrator will also be responsible for maintaining all books and records necessary, as well as making any and all entries upon the official books of the Bank to properly account for this Plan.
(c)
As directed by the Board of Directors or Governance Committee of the Board of Directors, the Plan Administrator shall report regarding any or all aspects of this Plan.

(7) Plan Amendments and Termination

(a)
This Plan may be amended or terminated at any time by a majority vote of the Board of Directors, subject to any applicable limitations of 409A.
(i)
Specifically, changes in the timing of any Plan distributions that are subject to 409A must conform to the requirements of 409A.
(b)
Should this Plan be terminated, the plan termination will not be a permissible reason for changing the payment schedule set out in Section (5)(c) (except as permitted under Reg. §1.409A-3(j)(4)(ix)).
(i)
Specifically, this Plan’s termination will not permit a change to the time-of-payment rules of Section (5)(c), if the Plan’s termination is proximate to a downturn in the financial health of the Bank.
(ii)
Further, in the event of this Plan’s termination under circumstances which would satisfy the preceding paragraph, the payment schedule of Section (5)(c) can be revised only if:
(A)
payments are made by the deadlines set out in Reg. §1.409A-3(j)(4)(ix), and
(B)
every other deferred compensation plan sponsored by the Bank that would be aggregated (under Reg. §1.409A-1(c)(2)) with respect to each of the Plan’s participants is also terminated, as required by Reg. §1.409A-3(j)(4)(ix), and
(C)
no new deferred compensation plan that would be aggregated with a plan terminated under the preceding paragraph is established, within the 3-year deadline set out in Reg. §1.409A-3(j)(4)(ix)(C)(5).
(iii)
However, this Plan’s termination can permit a change to the terms of Section (5)(c) if:

(A)
A governing Bankruptcy Court grants its approval, as prescribed by 11 U.S.C. § 503(b)(1)(A), and all Plan benefits are included in income by the deadlines set out in Reg. §1.409A-3(j)(4)(ix)(A); or:
(B)
following a “change in control” event, as that term is strictly defined by Reg. §1.409A-3(i)(5), provided that:
(I)
every other deferred compensation plan sponsored by the Bank that would be aggregated (under Reg. §1.409A-1(c)(2)) with respect to each of the Plan’s participants is also terminated, and
(II)
payments under all such aggregated plans are made by the deadlines set out in Reg. §1.409A-3(j)(4)(ix)(B).

(8) Tax, 409A, and Other Miscellaneous Legal Provisions

(a)
Select management program. This Plan is intended only for a select group of management service providers.
(b)
Unfunded plan. The Plan is intended to be an “unfunded” arrangement. It will be paid only from the general assets of the Bank, and any separate accounting of its accruals will be subject to the Bank’s creditors, until actually paid to any Participant.
(c)
General 409A rules.
(i)
Payments under this Plan are intended to be either exempt from or fully compliant with 409A.
(ii)
To the extent that any Plan payment is subject to 409A, then this Plan shall be interpreted and administered to meet all 409A compliance requirements. If any written provision required by 409A is absent, it shall be deemed to be included in this Plan document.
(iii)
However, the Bank does not guarantee that this Plan is or will be compliant with 409A.
(iv)
The Plan’s permissible payment events satisfy the requirements of Reg. §1.409A-3(a)(3) and (4), and are not intended to satisfy the requirements of Reg. §1.409A-3(a)(1).
(d)
Assignment and successors; Non-transferability.
(i)
The Bank intends that its rights and obligations under this Plan will be transferred to any affiliate, successor, or entity which is a successor to all or substantially all of its assets.
(ii)
Participants have no right to pledge, encumber, or in any way create a lien upon any amounts payable under this Plan, except in the event of death, and only under the laws of heirs and succession.
(e)
How the Plan Administrator may resolve Beneficiary issues.
(i)
If the Plan Administrator is in doubt as to the right of any person to receive a benefit as Beneficiary, then the Plan Administrator may pay, within its discretion, any Plan payment due to a Beneficiary into any court of appropriate jurisdiction and this payment shall be a complete discharge of the Bank’s liability under this Plan.

(f)
Miscellaneous provisions.
(i)
Construction.
(A)
The headings in this Plan are only for convenience and are not intended to affect construction or interpretation.
(B)
In the event that this Plan contains errors in its use of gender, pronouns, number, etc., a common-sense interpretation will control.
(ii)
Invalid provisions. If any provision of this Plan is held to be illegal, invalid, or unenforceable, then that provision will be fully severable, and the Plan will be construed and enforced to disregard the provision. The remaining provisions of this Plan will remain in full force and effect. Further, in lieu of the illegal, invalid or unenforceable provision, the Plan will be construed to automatically add a valid provision similar in terms to the disregarded provision, to the extent possible and permissible.
(iii)
Governing Law. This Plan shall be governed under the laws of the Commonwealth of Massachusetts, without reference to its conflicts of law provisions.
(iv)
Tax liabilities. The Bank will not be liable for any taxes, excise taxes, interest, or penalties that may be imposed on a Participant or Beneficiary, in connection with the payment or anticipation of any benefit under this Plan, including, without limitation, taxes imposed under Code Sections 409A, 451, and 83.
(v)
Claims for benefits. Any Participant or Beneficiary claim for Plan benefits will be governed by 29 Code of Federal Regulations 2560.503-1.
(vi)
Payment to a minor or incompetent. If any amount is payable under this Plan to a minor or other legally incompetent person, such amount may be paid in any one or more of the following ways, as the Plan Administrator in its sole discretion shall determine:
(A)
To the legal representatives of such minor or other incompetent person;
(B)
Directly to such minor or other incompetent person;
(C)
To a parent or guardian of such minor or other incompetent person, to the person with whom such minor or other incompetent person shall reside, or to a custodian for such minor under the Uniform Gifts to Minors Act (or similar statute) of any jurisdiction.
(D)
Payment to any person in accordance with the foregoing provisions shall discharge the Bank and the Plan Administrator from all liabilities arising under this Plan. Further, neither the Bank nor the Plan Administrator shall be required to see to the proper application of any such payment. Alternatively, the Plan Administrator may in its discretion utilize the procedures described in Plan Section (8)(e).
(vii)
Plan gives no right of continued employment. Nothing in this Plan gives any Director any right to continued employment by the Bank, whatsoever.

The dates of the following signatures shall not determine the effective date of this Plan. Instead, its Effective Date is recited in its Preamble.

Abington Bank

By:	/s/ Gilbert F. Ehmke	12/20/22
Gilbert F. Ehmke		Date of Signature
Plan Administrator
Senior Executive Vice President, Chief Financial Officer and Treasurer

/s/ Mary C. Mulrenin		Mary C. Mulrenin
Signature of Witness		Printed Name of Witness

12/20/22
Date of Witness Signature